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                 ALLIANCE TECHNOLOGY FUND, INC.

                     ARTICLES SUPPLEMENTARY

         ALLIANCE TECHNOLOGY FUND, INC., a Maryland corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 100,000,000 shares and hereby classifies such shares as 50,000,000 shares of Class B Common Stock and 50,000,000 shares of Class C Common Stock.

         SECOND: The shares of Class B Common Stock and Class C Common Stock as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally, and to the following:

              (1) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock classified hereby shall be determined separately from those of each other class of the Corporation's stock, whether classified hereby or otherwise, and accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Article NINTH of the Articles of Incorporation shall be construed in such manner as to reflect the provisions of the immediately prior sentence and of these Articles Supplementary generally. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock classified hereby shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption of each other class of the Corporation's stock.

              (2) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock classified hereby, together with all funds derived from any investment and reinvestment



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         thereof, shall irrevocably belong to that class for all
         purposes, subject only to the automatic conversion of Class B Common Stock into Common Stock, as hereinafter provided, and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class.

              (3) In the event of the liquidation or dissolution of the Corporation, shareholders of each class of the Corporation's stock classified hereby shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to the class; and the assets so distributable to the stockholders of any class of stock classified hereby shall be distributed among the stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock, whether an existing class of stock or a class classified hereby, and such assets are available for distribution, the distribution shall be made to the holders of stock of all classes in proportion to the net asset value of the respective classes.

              (4)  The assets belonging to a class of the
         Corporation's stock classified hereby shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of the class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities) as determined in accordance with the Article NINTH (as amplified in paragraph (1) above) of the Articles of Incorporation. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

              (5) The assets belonging to the Class B Common Stock and to the Class C Common Stock shall be invested in the same investment portfolio of the Corporation, in which investment portfolio the assets belonging to the Common Stock will also be invested.



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              (6)  The dividends and distributions of investment
         income and capital gains with respect to the Class B Common Stock and the Class C Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other such class and with respect to the Common Stock to reflect differing allocations of the expenses of the Corporation among the holders of the three classes and any resultant differences among the net asset values per share of the three classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the Common Stock, the Class B Common Stock, and the Class C Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order dated January 8, 1990 (Investment Company Act of 1940 Release No. 17295) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Alliance Capital Management L.P., et al., and any existing or future amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.

              (7) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class B Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class B Common Stock, including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class B Common Stock and (ii) no voting rights with respect to the provisions of any Plan applicable to the Common Stock or Class C Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Class B Common Stock.

              (8) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class C Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects


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         only holders of the Class C Common Stock, including
         without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class C Common Stock and (ii) no voting rights with respect to the provisions of any Plan applicable to the Common Stock or Class B Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Class C Common Stock.

              (9) The proceeds of the redemption of a share (including a fractional share) of Class B Common Stock and Class C Common Stock shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share.

              (10) (a) Each share of the Class B Common Stock, other than shares described in paragraph (10)(b), shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Common Stock on the Conversion Date. The term "Conversion Date" when used herein shall mean either
         (i) the date that is the first Corporation business day in the month following the month in which the sixth anniversary date of the date of issuance of the share falls, or (ii) any such other date as may be determined by the Board of Directors and set forth in the Corporation's prospectus, as such prospectus may be amended from time to time; provided that any such date determined by the Board of Directors shall be a date that will occur prior to the date set forth in clause (i) and any other date theretofore determined by the Board of Directors pursuant to this clause (ii). For the purpose of calculating the holding period required for conversion, the date of issuance of a share of Class B Common Stock shall mean (i) in the case of a share of Class B Common Stock obtained by the holder thereof through a subscription to the Corporation, the date of the issuance of such share of Class B Common Stock, or
         (ii) in the case of a share of Class B Common Stock obtained by the holder thereof through an exchange, or through a series of exchanges, from another eligible investment company, the date of issuance of the share of the Class B Common Stock of the eligible investment company to which the holder originally subscribed. For this purpose an "eligible investment company" shall be an investment company designated for that purpose in the Corporation's prospectus, as such prospectus may be amended from time to time.


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                   (b)  Each share of Class B Common Stock
         (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the Class B Common Stock or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof.
         On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Common Stock. The number of shares in the holder's sub-account so converted shall bear the same ratio to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (10)(a) hereof bears to the total number of shares on the Conversion Date (immediately prior to conversion) of the Class B Common Stock of the holder after subtracting the shares then maintained in the holder's sub-account.

                   (c) The number of shares of the Common Stock into which a share of the Class B Common Stock is converted pursuant to paragraphs (10)(a) and (10)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Common Stock for purposes of sales and redemption thereof on the Conversion Date.

                   (d) On the Conversion Date, the shares of the Class B Common Stock converted into shares of the Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of Common Stock into which the shares of Class B Common Stock have been converted and (ii) declared but unpaid dividends to the Conversion Date and (iii) the right to vote converting shares of the Class B Common Stock held as of any record date occurring before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease.


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         Certificates representing shares of the Common Stock
         resulting from the conversion need not be issued until certificates representing shares of the Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                   (e)  The automatic conversion of the Class B
         Common Stock into Common Stock as set forth in paragraphs (10)(a) and (10)(b) of this Article SECOND shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher distribution services fee and transfer agency costs with respect to the Class B Common Stock does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Class B Common Stock does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the Corporation's prospectus, as such prospectus may be amended from time to time, is not satisfied.

                   (f)  The automatic conversion of the Class B
         Common Stock into Common Stock as set forth in paragraphs (10)(a) and (10)(b) hereof may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the Class B Common Stock on any plan with respect to the Common Stock proposed under Rule 12b-1 of the Investment Company Act of 1940, as amended, and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Class B Common Stock with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

         THIRD: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 100,000,000 shares, all of one class, the par value of the stock being $.01 per share, with an aggregate par value of $1,000,000.



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                 B.  Immediately after the increase in authorized
capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 200,000,000 shares, the par value of each class of stock being $.01 per share, with an aggregate par value of $2,000,000, of which 100,000,000 shares are shares of Common Stock, 50,000,000 shares are hereby classified as shares of Class B Common Stock, and 50,000,000 shares are hereby classified as shares of Class C Common Stock.

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland
General Corporation Law.

         SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, Alliance Technology Fund, Inc. has caused these Articles Supplementary to be executed by its Chairman of the Board and attested by its Secretary and,its corporate seal to be affixed on this ___ day of _______, 1993. The Chairman of the Board of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                             ALLIANCE TECHNOLOGY FUND, INC.



[CORPORATE SEAL]             By: /s/  David H. Dievler
                                 _____________________________
                                 David H. Dievler, Chairman of
                                 the Board



Attested: /s/ Edmund P. Bergan, Jr.
          ____________________________
              Edmund P. Bergan, Jr.,
              Secretary





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